SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the Registrant |X|
Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy Statement |X| Definitive Additional Materials |_| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("AAG") (Name of Registrant as Specified In Its
Charter)

Steve Nieman, Richard D. Foley and Robert C. Osborne MD (Name of Persons
Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required |_|
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount
Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed: PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS Scheduled to
be held at the William M. Allen Theater at The Museum of Flight, 9404 E.
Marginal Way South, Seattle, Washington at 2 p.m. on May 20, 2003. For more details, please reference the Company's April 14, 2003 Definitive Proxy statement.

SOLICITATION, VOTING AND REVOCATION OF PROXIES
Richard D. Foley, Steve Nieman and Robert C. Osborne, MD.
The approximate date that we will make our Proxy Statement and Form of Proxy available to shareholders will be May 2, 2003.

ANNUAL MEETING OF STOCKHOLDERS Scheduled to be held at the William M. Allen
Theater at the Museum of Flight, 9404 E. Marginal Way South, Seattle,
Washington at 2 p.m. on May 20, 2003.

Note: Please reference in its entirety the AAG's April 14, 2003 Definitive
Proxy Statement located at www.sec.gov.

Message #24 eRaider dated 5-11-03--Let me correct myself.  The sentence I wrote: "It was subsequently ignored by the board" (referring to the declassification proposal in 2001) should have contained the qualifier "In my opinion."  For the record, I now so state.  Thank you--Steve Nieman Steve Nieman, Richard D. Foley, and Robert C. Osborne M.D. are soliciting proxies for Alaska Air Group's, Inc. May 20, 2003 Annual Meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement is available at our web site . Feel free to download and print copies of any materials located there. For any further information, please email or write us at Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS (1-866-286-8387).

Message #25 eRaider dated 5-11-03--I need to make a clarification to the earlier posting that I am replying to:  I wrote "...our proxy card has been approved by the SEC."  I call readers' attention to the fact that the SEC neither approves or disapproves proxies.  Thank you--Steve Nieman Steve Nieman, Richard D. Foley, and Robert C. Osborne M.D. are soliciting proxies for Alaska Air Group's, Inc. May 20, 2003 Annual Meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement is available at our web site . Feel free to download and print copies of any materials located there. For any further information, please email or write us at Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS (1-866-286-8387).

Message #26 eRaider dated 5-11-03--Let me further clarify the following sentence that I wrote in the earlier posting that I am replying to:  "Use your rights--or lose your pensions."--In my opinion, the value of ALK stock in the 401(k) may decline if employee/ shareholders do not get involved.  Thank you--Steve Nieman  Steve Nieman, Richard D. Foley, and Robert C. Osborne M.D. are soliciting proxies for Alaska Air Group's, Inc. May 20, 2003 Annual Meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement is available at our web site . Feel free to download and print copies of any materials located there. For any further information, please email or write us at Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS (1- 866-286-8387).

Special news bulletin to Alaska/Horizon employee 401(k) plan participants: Read letters posted below. The Company/Putnam/EquiServe finally are providing a procedure (work in progress) for interested employees to vote for the challengers.../h3>

THE VERY LATEST COMMUNICATIONS BETWEEN THE CHALLENGERS AND THE COMPANY. SEE ADDITIONAL VOTING INSTRUCTIONS BELOW--

The following is copied and pasted from the Horizon Air Savings Investment Plan Trust Agreement (the 401(k) plan) between Horizon Air and Putnam, who is the named Trustee.  This Trust Agreement dated 7-1-99 states in section 7. Trust Investments in Company Stock (e) Voting par. 2:  "Each Plan member shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Company Stock credited to his accounts.  Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the Company, or any officer or employee thereof, or any other person.  Upon its receipt of directions, the Trustee shall vote the shares of the Company Stock credited to the Plan member's account as directed by the Plan member."

From: Steve Nieman <stevenieman@mac.com>
Date: Fri May 9, 2003 6:56:47 AM US/Pacific
To: "Kathryn Brown" <kathryn.brown@alaskaair.com>
Cc: rerailer@earthlink.net, shannon.alberts@alaskaair.com, keith.loveless@alaskaair.com
Subject: Re: Your Email of May 8, 2003

Friday, May 9, 2003

Ms. Kathryn Brown (via email to kathryn.brown@alaskaair.com)
Senior Attorney
AAG, Inc.
PO Box 68947
Seattle, WA 98168

Hi Kathy,

We will post this email exchange today on votepal.com. I'm happy that you guys and Putnam are finally seeing the light about allowing employees to vote their stock according to the Trust Agreement. After-all, our proxy card has been approved by the SEC. [edited on 5-10-03: I should have clarified this last sentence to say that the SEC does not approve or disapprove proxies] (As a side-note, I deduce that there's no chance of electronic voting of our proxy card this year, and all ballots will be on paper.)

However, I don't believe us challengers posting these voting instructions to 15,000 AAG employees on just our little ol' web site fulfills the company's fiduciary responsibility of properly and timely informing the employees of this huge change in voting instructions since you filed your definitive on April 14th, 2003.

We've got, what? less than a week left before the Putnam/EquiServe deadline of Midnight May 15th for AAG 401(k) plan employees to instruct the trustee how to vote their shares?

I suggest that you immediately today post on alaskasworld.com and onyourhorizon.com these new voting instruction from the Company and Putnam. This, in my opinion, would be proper right-actions for fiduciaries of the Plans. In this confusing labyrinth of rules governing proxy contests, it would prove that the fiduciaries went the extra mile to properly instruct employees about their rights and responsibilities as employee/shareholders on how to vote their stock this year.

Sincerely,
Steve Nieman
AAG employee/Horizon Air

On Thursday, May 8, 2003, at 02:58 PM, Kathryn Brown wrote:

May 8, 2003

Mr. Richard D. Foley (via email to rerailer@earthlink.net)
6040 N. Camino Arturo
Tucson, AZ 85718

Dear Mr. Foley:

We received your email to Keith Loveless dated May 5, 2003, and Keith has asked me to reply. Our response to the three questions you posed is as follows:

(1) The Company does not have the authority to instruct Putnam, as the Trustee under the 401(k) plans, as to what constitutes a valid voting instruction. That matter is determined by the Trustee in accordance with the provisions of the Trust Agreement, the relevant provisions of which were included in Keith's email to you on May 2, 2003.

However, we have been working to address your concerns with respect to voting by the plan participants. Putnam is prepared to receive voting instructions in appropriate form from those who wish to have their shares voted for your slate of candidates. It is willing to allow you to post on your web site a notice that any plan participant who wishes to deliver such instructions to Putnam may send it to the mail box specified in the Company's proxy materials. (That is an EquiServe mail box dedicated to Alaska Air Group and paid for by the Company, which is not the usual practice.) EquiServe is willing to receive those voting instruction forms in that mail box only and deliver those received by the deadline to Putnam. The address is as follows:

Alaska Air Group, Inc.
c/o EquiServe Trust Company, N.A., Proxy Services
P.O. Box 8948 Edison, NJ 08818-8948

Putnam is working out the operational details for handling this and I expect you will hear from them shortly.

(2) EquiServe has been retained by the Company to tabulate proxies solicited by the Company's Board of Directors, but at this meeting will not serve as Inspector of Election. As we advised you previously, the Company has hired an independent and experienced Inspector, Carl T. Hagberg. He, and not EquiServe, will determine the validity of proxies received. Any proxies you wish to have counted should be presented to the Inspector of Election at or prior to the Annual Meeting; he will determine their validity in accordance with applicable law and the presumptions he sent both sides today. I gave you the Inspector's name, web site and phone number on April 23rd and understand that you have spoken with him.

(3) As stated above, the Inspector of Election will determine whether proxies are valid under applicable law. Neither the Company nor the challengers has the authority to instruct him on that issue.

We would like to discuss with you and Steve Nieman arrangements for the conduct of the Annual Meeting. Please let me know whether you are interested in that discussion and, if so, when you are available for a conference call.

Very truly yours,
Kathy Brown

FROM: Richard D. Foley
Chairman of The Alaska Challengers
6040 N. Camino Arturo
Tucson, AZ 85718
520-742-5168
<rerailer@earthlink.net>
FAX: 520-742-6963

TO: Keith Loveless
Vice President, Legal and Corporate Affairs,
General Counsel and Corporate Secretary
Alaska Air Group, Inc.
Box 68900 -SEAZZ
Seattle, WA 98168-0900

DATE: MAY 5, 2003

VIA: EMAIL
RE: YOUR EMAIL LETTER OF TODAY

Thank you for your letter. We will not pay any agent, person, or party to print or distribute our proxy materials. We do not request Alaska Air Group, Inc., ("the company") to do any thing of the sort on our behalf.

It is our position, stated publicly and repeatedly, that Internet distribution is the least costly and the most efficient means of communicating with 99.9% of the shareholders.

It is our position, stated publicly and repeatedly, that this is a "contested election" under all rules, regulations, policies, statutes, and court decisions. (edited on 5-11-03: Please note that the NYSE disagrees with the challengers' position that this election is contested, and thus brokers may exercise their discretionary authority with respect to shares for which no instructions have been provided.)

We have submitted a proxy statement and proxy card to the SEC and have received acceptance as being qualified for presentation to and use by the shareholders for the purpose of voting their shares in the company. These materials are available on the Internet located at www.votepal.com. Additional material will be properly filed with the SEC and will appear on this web site. Those materials will include as complete a record of all communication between the company, the SEC, the shareholder proponents, and the nominating shareholder of the challenging candidates for election to the company's board of directors, as we are able to present.

We have four questions for Alaska Air Group, Inc.:
(1) Will the company instruct Putnam and or the proper party at the "trustee" to accept our SEC approved proxy card submitted by a plan participant as an official and binding voting instruction for the participant’s shares?
(2) Will the company instruct its transfer agent EquiServe to accept our SEC approved proxy card as an official and binding voting instruction from the shareholder presenting it?
(3) Will the company instruct its Inspector of Elections to accept our SEC approved proxy card as an official and binding voting instruction from the shareholder presenting it?

Should the company determine that its highest duty to its shareholders is to insure a fair election, the company has our permission to distribute our materials in any manner of its choosing. If this means that the date of the annual meeting has to be postponed we would not object.

Respectfully,
Richard D. Foley

Copy to:
Steve Nieman
Robert C. Osborne, M.D.
Nicholas Panos @ SEC
Dennis P. Barron
eRaider.com
ISS
CII
IRRC

From: "Keith Loveless" <keith.loveless@alaskaair.com>
Date: Mon May 5, 2003 10:37:35 AM US/Pacific
To: stevenieman@mac.com, rerailer@earthlink.net
Cc: shannon.alberts@alaskaair.com, kathryn.brown@alaskaair.com
Subject:
May 5, 2003Mr. Steve Nieman (via email to SteveNieman@mac.com)
15240 NE 181st Loop
Brush Prairie, WA 98606
Mr. Richard Foley (via email to rerailer@earthlink.net)
6040 N. Camino Arturo
Tucson, AZ 85718
Re: Alaska Air Group, Inc.

Gentlemen:

You have asked for the Company to provide a means by which beneficial holders and participants in the Company’s employee benefit plans may request legal proxies or otherwise return proxy cards or voting instructions to vote in favor of your director nominees. The federal proxy rules do not presently contemplate that proxies solicited by the Board of Directors would include authority to vote for shareholder nominees. Instead, the proxy rules permit you to prepare and disseminate your own proxy card and related materials to seek the authority to vote in favor of your nominees.

We have previously advised you, pursuant to SEC Rule 14a-7, that the Company is prepared to mail your proxy materials to shareholders on your behalf promptly following receipt of such materials and accompanying instructions. You have thus far declined to take advantage of this option (as is your prerogative), citing your unwillingness to pay the costs of such mailing as is required under applicable SEC rules.

Under these circumstances, if you wish to provide a means for beneficial owners to give you a proxy to vote for your nominees, you can contact ADP to make arrangements to deliver your proxy materials to such beneficial owners. We expect that ADP will require advance payment for the cost of disseminating such materials.

With regard to participants in the Company’s 401(k) plans, the relevant Trust
Agreement provides as follows:

Each Plan member shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Company Stock credited to his accounts.
Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the
Company, or any officer or employee thereof, or any other person. Upon its receipt of directions, the Trustee shall vote the shares of Company Stock credited to the Plan member’s account as directed by the Plan member.
The Trustee shall vote those shares of Company Stock not credited to Plan members’ accounts and those shares of Company Stock credited to the accounts of
Plan members for which no voting instructions are received, in the same proportion on each issue as it votes the shares credited to Plan members’
accounts for which it received voting instructions from Plan members.

If you desire to provide a means by which participants in these plans may deliver instructions to the trustee to vote for your candidates, you can prepare the requisite form of instruction and coordinate with the Company and the plan trustee to make arrangements for distribution to the plan participants. We expect that you would be required to advance payment for the costs associated with disseminating such instruction and in tabulating any such instructions that are returned. As you are aware, however, there is a deadline of May 15 for the trustee to receive voting instructions from plan participants.

You have also asked the Company, the trustee and EquiServe, the Company’s transfer agent, to provide legal proxies to participants in the 401(k) plans.
A legal proxy allows beneficial owners of shares held in brokerage accounts to attend the meeting and vote in person by ballot. As you can see from the language set out above, there is no provision in the Trust Agreement authorizing the issuance of legal proxies. The process described is the only method for voting the shares held in the trust. Furthermore, the requirement that the trustee vote the shares for which no instructions have been given means that the trustee has to receive the preliminary tabulation of the instructions in advance of the meeting, so that it can calculate the appropriate percentages and vote the plan shares through the proxy process.
Those shares cannot be voted by ballot at the meeting.

The Company does not wish to impede your right to solicit proxies or otherwise to communicate lawfully with your fellow shareholders with respect to matters to be considered at the upcoming annual meeting. The Company seeks only to assure that such communications are made in a manner that is consistent with applicable legal requirements and that will serve the interests of our shareholders in allowing for an orderly meeting and vote.

Very truly yours,
Keith Loveless
Vice President, Legal and Corporate Affairs,
General Counsel and Corporate Secretary
cc: Shannon Alberts
Kathryn Brown